AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANITEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	42-1628978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9725 Industrial Drive

Bridgeview, Illinois 60455

(708) 430-7500

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

David J. Langevin

Chief Executive Officer

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

708-430-7500

(Address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Todd M. Kaye, Esq.

Taavi Annus, Esq.

Bryan Cave LLP

211 North Broadway, Suite 3600

St. Louis, MO 63102

(314) 259-2000

Fax: (314) 259-2020

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, no par value	1,249,875(3)	$14,273,573	$1,658.59

(1)

All shares registered pursuant to this registration statement are to be offered by selling shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s Common Stock, no par value (“Common Stock”) issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)

Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on February 11, 2015, which date is within five business days of the filing of this registration statement.

(3)

Represents 125% of the maximum number of shares of common stock issuable pursuant to the convertible notes held by selling shareholders as of February 13, 2015, the trading day immediately prior to the filing of this registration statement. Each share of Common Stock also represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT AN INVITATION FOR OFFERS TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE NOT PERMITTED.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2015

PROSPECTUS

1,249,875 Shares

MANITEX INTERNATIONAL, INC.

Common Stock

This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus of up to an aggregate of 1,249,875 shares of our common stock, no par value, which we refer to as our “common stock.” All of the offered shares are issuable, or may in the future become issuable, with respect to convertible notes issued in connection with a private placement we completed on January 7, 2015. We will not receive any of the proceeds from the sale of the common stock by the selling shareholders.

The selling shareholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

We have agreed to pay certain expenses in connection with the registration of the shares. The selling shareholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNTX.” On February 12, 2015, the last sale price of our common stock as reported on The NASDAQ Capital Market was $11.44.

Investing in our securities involves significant risks, which we describe in our annual report on Form 10-K for the year ended December 31, 2013, as amended, and in other documents that we file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus. See “Risk Factors” on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2015

ABOUT THIS PROSPECTUS

You should rely only on the information contained, or incorporated by reference, in this prospectus, any prospectus supplement or any other offering material that we authorize. We and the selling shareholders have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

The information contained in this prospectus or a prospectus supplement or amendment or any other offering material that we authorize, or incorporated herein or therein by reference, is accurate only as of the date of such documents, regardless of the time of delivery of this prospectus or prospectus supplement or amendment or any other offering material that we authorize, as applicable, or of any sale of the securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “Manitex,” “the Company” or similar references mean Manitex International, Inc. and our subsidiaries.

i

ABOUT MANITEX INTERNATIONAL, INC.

We are a leading provider of engineered lifting solutions. We operate in two business segments: the Lifting Equipment segment and the Equipment Distribution segment.

Lifting Equipment Segment

We are a leading provider of engineered lifting solutions. We design, manufacture and distribute a diverse group of products that serve different functions and are used in a variety of industries. Through our Manitex, Inc. subsidiary we market a comprehensive line of boom trucks, truck cranes and sign cranes. Our boom trucks and crane products are primarily used for industrial projects, energy exploration and infrastructure development, including, roads, bridges and commercial construction. Badger Equipment Company (“Badger”) is a manufacturer of specialized rough terrain cranes and material handling products. Badger primarily serves the needs of the construction, municipality, and railroad industries.

Manitex Liftking ULC (“Manitex Liftking”) sells a complete line of rough terrain forklifts, a line of stand-up electric forklifts, cushioned tired forklifts with lifting capacities from 18 thousand to 40 thousand pounds, and special mission oriented vehicles, as well as other specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications. Specialty mission oriented vehicles and specialized carriers are designed and built to meet our unique customer needs and requirements. Our specialized lifting equipment has met the particular needs of customers in various industries that include utility, ship building and steel mill industries.

Manitex Load King, Inc. (“Load King”) manufactures specialized custom trailers and hauling systems typically used for transporting heavy equipment. Load King trailers serve niche markets in the commercial construction, railroad, military, and equipment rental industries through a dealer network.

CVS Ferrari, srl (“CVS”) designs and manufactures a range of reach stackers and associated lifting equipment for the global container handling market, that are sold through a broad dealer network. On November 30, 2013, CVS acquired the assets of Valla SpA (“Valla”) located in Piacenza, Italy. Valla offers a full range of precision pick and carry cranes from 2 to 90 tons, using electric, diesel, and hybrid power options. Its cranes offer wheeled or tracked, and fixed or swing boom configurations, with special applications designed specifically to meet the needs of its customers.

Manitex Sabre, Inc. manufactures a comprehensive line of specialized mobile tanks for liquid and solid storage and containment solutions with capacities from 8,000 to 21,000 gallons. Its mobile tanks are sold to specialized independent tank rental companies and through our existing dealer network. The tanks are used in a variety of end markets such as petrochemical, waste management and oil and gas drilling.

On December 22, 2014, we completed the acquisition of 51% of ASV, Inc. (“ASV”) from Terex Corporation, which retained the remaining 49% stake in ASV. ASV, which has its manufacturing facility in Grand Rapids, MN, has a broad product line of technology-leading compact rubber-track and skid-steer loaders and accessories. ASV extends our footprint to new markets, further adding to our diverse product portfolio offered through equipment dealers worldwide.

On January 15, 2015, we completed the acquisition of Modena, Italy-based PM Group S.p.A. (“PM”). PM is a leading Italian manufacturer of truck mounted hydraulic knuckle boom cranes with a 50-year history of technology and innovation, and a product range spanning more than 50 models. PM’s largest subsidiary is a manufacturer of truck-mounted aerial platforms with a diverse product line and an international client base.

Equipment Distribution Segment

The Equipment Distribution segment comprises the operations of Crane & Machinery (“C&M”), a division of Manitex International and two other entities, North American Equipment Inc. and North American Distribution Inc. The segment markets products used primarily for infrastructure development and commercial construction applications that include road and bridge construction, general contracting, roofing, scrap handling and sign construction and maintenance. C&M is a distributor of Terex rough terrain and truck cranes, and supplies repair parts for a wide variety of medium to heavy duty construction equipment and sells domestically and internationally, predominately to end users, including the rental market. It also provides crane equipment repair services in the Chicago area. North American Equipment Inc. markets previously-owned construction and heavy equipment, both domestically and internationally and provides a wide range of used lifting and construction equipment of various ages and condition, and also has the capability to refurbish equipment to the customers’ specification. North American Distribution Inc. operates as the North American sales organization for our Italian based PM knuckle boom cranes and Valla pick and carry crane products.

General Corporate Information

Our principal executive offices are located at 9725 Industrial Drive, Bridgeview, Illinois 60455 and our telephone number is (708) 430-7500. Our website address is www.manitexinternational.com. Information contained on our website is not incorporated by reference into this registration statement and such information should not be considered to be part of this registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the following documents (except for the portions thereof that are “furnished” rather than filed), which we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, as amended;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014;

•	our Current Reports on Form 8-K filed on June 6, 2014 (two reports), July 25, 2014 (two reports), November 3, 2014, December 19, 2014, December 23, 2014, January 12, 2015, and January 21, 2015;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on January 4, 2005 under the caption “Description of Registrant’s Securities to be Registered” and any amendments or reports filed for the purpose of updating such description; and

•

the description of our preferred share purchase rights contained in our Registration Statement on Form 8-A filed on October 21, 2008 and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date hereof and prior to the termination of the offering, except for the filings, or portions thereof, that are “furnished” rather than filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

Manitex International, Inc.

9725 Industrial Drive

Bridgeview, Illinois 60455

Attention: Chief Financial Officer

You may direct telephone requests to David H. Gransee, our Chief Financial Officer, at (708) 430-7500.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.manitexinternational.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed for the period ending December 31, 2013 and any updates in our subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus, other than statements that are purely historical, are forward-looking statements and are based upon management’s present expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Forward-looking statements in this prospectus, the applicable prospectus supplement or incorporated documents include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4) statements of expected future economic conditions and the effect on us and on our customers, (5) expected benefits of our cost reduction measures, and (6) assumptions underlying statements regarding us or our business. Our actual results may differ from information contained in these forward looking-statements for many reasons, including those described below and in the section entitled “Risk Factors”:

(1)	substantial deterioration in economic conditions, especially in the United States and Europe;

(2)	our customers’ diminished liquidity and credit availability;

(3)	difficulties in implementing new systems, integrating acquired businesses, managing anticipated growth, and responding to technological change;

(4)	our ability to negotiate extensions of our credit agreements and to obtain additional debt or equity financing when needed;

(5)	the cyclical nature of the markets we operate in;

(6)	increases in interest rates;

(7)	government spending, fluctuations in the construction industry, and capital expenditures in the oil and gas industry;

(8)	the performance of our competitors;

(9)	shortages in supplies and raw materials or the increase in costs of materials;

(10)	our level of indebtedness and our ability to meet financial covenants required by our debt agreements;

(11)	product liability claims, intellectual property claims, and other liabilities;

(12)	the volatility of our stock price;

(13)	future sales of our common stock;

(14)	the willingness of our shareholders and directors to approve mergers, acquisitions, and other business transactions;

(15)	currency transactions (foreign exchange) risks and the risks related to forward currency contracts;

(16)

certain provisions of the Michigan Business Corporation Act and our Articles of Incorporation, as amended, Amended and Restated Bylaws, and our Preferred Stock Purchase Rights may discourage or prevent a change in control of the Company; and

(17)	a substantial portion of our revenues are attributed to limited number of customers which may decrease or cease purchasing any time.

Other factors include those discussed under the caption “Risk Factors” from time to time in our filings with the SEC. We undertake no duty to update these forward-looking statements after the date of this prospectus, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales. The selling shareholders will pay any underwriting discounts and agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

DESCRIPTION OF CAPITAL STOCK

The following information describes our capital stock and provisions of our Articles of Incorporation, as amended, and our Amended and Restated Bylaws, as amended. This description is only a summary and does not purport to be complete. For information on how you can obtain those documents, see “Where You Can Find More Information.”

General

As of the date of this prospectus, our authorized capital stock consists of 20,000,000 shares of common stock, no par value per share and 150,000 shares of preferred stock, no par value per share. As of February 12, 2015, there were 15,984,177 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Our common stock currently trades on the NASDAQ Capital Market under the symbol “MNTX.”

Common Stock

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders. In accordance with Michigan law, the affirmative vote of a majority of the shares cast at a duly held meeting at which a quorum is present shall be the act of the shareholders. The presence at the meeting, by person or by proxy, of the holders of record of a majority of shares issued and outstanding and entitled to vote will constitute a quorum for transacting business.

Shares of our common stock have no preemptive rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. The holders of such common stock are entitled to receive dividends when and as declared by our board of directors out of funds legally available for dividends, subject to the prior rights or preferences applicable to any preferred stock then outstanding. The Company has not declared or paid any cash dividends on its common stock and the Company does not presently intend to pay any cash dividends in the foreseeable future.

If we are liquidated, our creditors and any holders of our preferred stock with preferential liquidation rights will be paid before any distribution to holders of common stock. The holders of common stock would be entitled to receive a pro rata distribution per share of any excess amount. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our Articles of Incorporation empower our board of directors to issue up to 150,000 shares of preferred stock from time to time in one or more series. As of the date of this prospectus, there were no shares of preferred stock issued and outstanding.

We may issue one or more series of preferred stock, with designations, powers, preferences and other rights and qualifications, limitations or restrictions as may be approved by our board of directors, including:

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•

the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	any preferential amount payable upon the shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•

the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

Preferred Share Purchase Rights

For each share of our common stock, there is one preferred share purchase right (a “Right”). Each Right entitles the registered holder to purchase from us one one-hundredth of a share of our Series A Junior Participating Preferred Stock, no par value (“Preferred Shares”), at a price of $35.00 per one one-hundredth of a Preferred Share, subject to adjustment (the “Purchase Price”). As long as the Rights are attached to the common stock, we will issue one Right for each share of common stock, so that all such shares will have attached Rights. We initially reserved 125,000 Preferred Shares for issuance upon exercise of the Rights. The description below is only a summary of the Rights Agreement, dated October 17, 2008 (the “Rights Agreement”) by and between us and the rights agent, and does not purport to be complete. For information on how you can obtain a complete copy of the Rights Agreement, see “Where You Can Find More Information.”

Until the earlier to occur of (i) the “Shares Acquisition Date,” which is the date 10 days following a public announcement that a person or group of affiliated or associated persons (other than us, any of our subsidiaries or any of our employee benefit plans or certain holders of our common stock as of the date of the Rights Agreement) has acquired beneficial ownership of 15% (or, in the case of certain holders, 30%) or more of outstanding shares of common stock (such person, an “Acquiring Person”), or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than us, any of our subsidiaries or any of our employee benefit plans) of 15% (or, in the case of certain holders, 30%) or more of outstanding shares of common stock (the earlier of such dates being called the “Distribution Date”), the Rights will not be exercisable, will be evidenced by the certificates for shares of common stock, and are transferable only together with the shares of common stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the shares of common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights will expire on October 17, 2018 (the “Final Expiration Date”), unless we redeem or exchange the Rights earlier, in each case as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular annual cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon the exercise of Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Preferred Share will have one vote per share, voting as a separate class on all matters submitted to holders of common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of common stock. These Rights are protected by customary antidilution provisions. Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of our common stock.

In the event that any person becomes an Acquiring Person (a “Flip In Event”), each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of common stock (or, in certain circumstances, cash, property or other securities of the Company or a reduction in the Purchase Price) having a market value of two times the then current Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a Flip In Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void.

In the event that, at any time following the Shares Acquisition Date, (i) we are acquired in a merger or other business combination transaction or (ii) 50% or more of our consolidated assets or earning power are sold (the events described in clauses (i) and (ii) are herein referred to as “Flip-Over Events”), proper provision will be made so that each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the then current Purchase Price.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

At any time prior to a person becoming an Acquiring Person, our board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Other than amendments that would change the Redemption Price, the Purchase Price or the Final Expiration Date of the Rights, the terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to lower the threshold for exercisability of the Rights from 15% to not less than 10%, with appropriate exceptions for any person then beneficially owning a percentage of the number of common stock then outstanding equal to or in excess of the new threshold, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on redemption of the Rights or on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors since the board of directors may, at its option, at any time until a person becomes an Acquiring Person redeem all but not less than all of the then-outstanding Rights at $.001 per Right.

Anti-Takeover Provisions

Provisions of our Articles of Incorporation and Amended and Restated Bylaws, Michigan law, and the Rights Agreement could make it more difficult for a third party to acquire the Company, even if doing so would be perceived to be beneficial to you. These provisions could discourage potential takeover attempts and could adversely affect the market price of our shares. Because of these provisions, you might not be able to receive a premium on your investment. These provisions:

•

authorize our board of directors, without requiring shareholder consent, to issue shares of preferred stock and to determine the relative rights, preferences, priorities, privileges, restrictions and limitations of such preferred stock, which could increase the number of outstanding shares and prevent a takeover attempt;

•	limit our shareholders’ ability to call a special meeting of our shareholders;

•	limit our shareholders’ ability to amend, alter or repeal our bylaws; and

•	restrict business combinations with certain shareholders.

The provisions described above could prevent, delay or defer a change in control of the Company or its management. See also “Preferred Share Purchase Rights” for details regarding the rights that attach to each share of our common stock.

PRIVATE PLACEMENT OF CONVERTIBLE NOTES

On January 7, 2015, we sold the selling shareholders identified herein $15,000,000 in aggregate principal amount of convertible notes pursuant to a note purchase agreement (the “Note Purchase Agreement”).

Convertible Notes

Ranking and Subordination

The convertible notes are subordinate and junior in right of payment of all Senior Indebtedness (as defined in the Note Purchase Agreement).

Maturity Date

Unless earlier converted or repurchased by the Company, the convertible notes will mature on January 7, 2021.

Interest

The convertible notes bear interest at a rate of 6.5% per annum. Interest on the convertible notes is payable semi-annually in cash.

Conversion

All amounts due under the convertible notes are convertible, in whole or in part (if the portion to be converted is $1,000 in principal amount or an integral multiple thereof), at the option of the holders into shares of common stock (i) subject to satisfaction of certain conditions, at any time prior to the close of business on the business day immediately preceding July 6, 2020, under the circumstances and during the periods set forth in the Note Purchase Agreement and (ii) on or after July 6, 2020 until the close of business on the second trading day immediately preceding the maturity date, in each case, at initial conversion rate of 66.66 shares of Common Stock for each $1,000 principal amount of convertible notes, subject to adjustment as provided in the Note Purchase Agreement.

Events of Default

The convertible notes provide for events of default including, among others, payment defaults, cross defaults, material breaches of any representations or warranties, breaches of covenants (after expiration of an applicable cure period with respect to certain covenants), failure to perform certain required activities in a timely manner, and certain bankruptcy-type events.

If there is an event of default, a holder of the convertible notes may declare the principal amount owing under the notes, and accrued and unpaid interest, if any, through the date of declaration on all the notes to be immediately due and payable.

Fundamental Change

In the event of a change of control, liquidation, or a termination of trading, the holder of a convertible note will have the right to require us to repurchase for cash all or any portion of the convertible note it holds equal to $1,000 principal amount (or an integral multiple thereof), in cash, subject to formula details specified in the Note Purchase Agreement.

Registration Rights Agreement

In connection with the Note Purchase Agreement, we entered into a registration rights agreement with the selling shareholders, pursuant to which we agreed to file a registration statement with the SEC to register 125% of the maximum number of shares of common stock issuable pursuant to the convertible notes. Pursuant to the registration rights agreement, we are required to file the registration statement by the date that is 45 days after the original issuance date of the convertible notes, and to have such registration statement declared effective by the earlier of: (i) the date that is 90 days after the original issuance date of the notes, and (ii) the fifth business day after the date we are notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

SELLING SHAREHOLDERS

The shares of common stock being offered by the selling shareholders are those issuable to the selling shareholders pursuant to the terms of the convertible notes. For additional information regarding the issuance of those convertible notes, see “Private Placement of Convertible Notes” above. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. Except for the ownership of the convertible notes issued pursuant to the Note Purchase Agreement, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the convertible notes, as of February 13, 2015, assuming conversion of all convertible notes held by the selling shareholders on that date, without regard to any limitations on conversion, amortization, redemption or exercise.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of at least 125% of the maximum number of shares of common stock issued and issuable pursuant to the convertible notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering (5)
MI Convert Holdings LLC (1) 767 Fifth Avenue New York, New York 10153	799,920	(3)	999,900	—
Invemed Associates LLC (2) 375 Park Avenue, Suite 2205 New York, New York 10152	299,980	(4)	249,975	100,000

(1)

MI Convert Holdings LLC (“MI Convert”) has voting and investment power over these securities. MI Convert is managed by its managing member, Perella Weinberg Partners Asset Based Value Master Fund I L.P., whose investment manager is Perella Weinberg Partners Capital Management LP. David Schiff, in his capacity as the portfolio manager of Perella Weinberg Partners Asset Based Value Master Fund I L.P, has voting and investment control over the shares owned by the selling shareholder.

(2)

Kenneth G. Langone has voting and dispositive power over the shares held by him and Invemed Associates LLC (“Invemed Associates”) has voting and investment power over these securities. Kenneth G. Mr. Langone is the majority owner of Invemed Securities, Inc., which in turn owns 100% of Invemed Associates. Mr. Langone disclaims beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

(3)

Consists of shares of our common stock issuable to MI Convert upon conversion of the convertible note held by MI Convert with an outstanding principal balance of $12,000,000 as of February 13, 2015, at a conversion rate of 66.66 shares of common stock for each $1,000 principal amount of the notes held.

(4)

Consists of (a) 50,000 shares of our common stock held by Kenneth G. Langone, (b) 50,000 shares of our common stock held by Invemed Associates, and (c) 199,980 shares of our common stock issuable to Invemed Associates upon conversion of the convertible note held by Invemed with an outstanding principal balance of $3,000,000 as of February 13, 2015, at a conversion rate of 66.66 shares of common stock for each $1,000 principal amount of the notes held.

(5)

Assumes that the selling shareholders will sell all of the shares of our common stock offered pursuant to this prospectus. We cannot assure you that the selling shareholders will sell all or any of these shares.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable pursuant to the terms of the convertible note to permit the resale of these shares of common stock by the holders of the convertible notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $52,659 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Bowen, Radabaugh & Milton, P.C., Troy, Michigan, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2013 have been audited by UHY LLP, our independent registered public accounting firm, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$1,659
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$25,000
Miscellaneous	$1,000

Total	$52,659

Item 15. Indemnification Of Directors And Officers

We are organized under the Michigan Business Corporation Act, which generally empowers Michigan corporations to indemnify a person that is a party, or threatened to be made a party, to any civil, criminal, administrative or investigative action, suit or proceeding, whether formal or informal (other than actions by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or of another enterprise serving at such corporation’s request, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

In a derivative action (an action brought by or in the right of the corporation), the Michigan Business Corporation Act provides that indemnification may be made for expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the director, officer, employee or agent in connection with the action or suit only if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; except that no indemnification is available if such person has been found liable to the corporation unless, and only to the extent that, the court in which the action or suit was brought determines upon application that the defendant director or officer is fairly and reasonably entitled to indemnity. If a director or officer is successful in defending a derivative action, the Michigan Business Corporation Act requires that a Michigan corporation indemnify such director or officer against any expenses actually and reasonably incurred in the action.

The Michigan Business Corporation Act permits Michigan corporations to eliminate or limit the personal liability of directors, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 551 of the Michigan Business Corporation Act, which pertains to unlawful payments of dividends, stock purchases or redemptions; and (iv) an intentional criminal act.

We have adopted provisions in our Amended and Restated Bylaws that provide for indemnification to the fullest extent permitted by applicable law.

We will maintain directors and officers liability insurance coverage for our directors and officers that will provide for damages, judgments, settlements, defense costs, charges and expenses incurred by reason of any actual or alleged breach of duty, error, misstatement, misleading statement or omission done or made in their capacities as directors and/or officers of the Company.

Item 16. Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

The Registrant hereby undertakes the following:

(a) (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(e) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeview, State of Illinois, on February 13, 2015.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
David J. Langevin Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints David J. Langevin and David H. Gransee, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments and supplements to said Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) or otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 13, 2015.

SIGNATURE	CAPACITY

/s/ David J. Langevin David J. Langevin	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ David H. Gransee David H. Gransee	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald M. Clark Ronald M. Clark	Director

/s/ Robert S. Gigliotti Robert S. Gigliotti	Director

/s/ Frederick B. Knox Frederick B. Knox	Director

/s/ Marvin B. Rosenberg Marvin B. Rosenberg	Director

/s/ Stephen J. Tober Stephen J. Tober	Director

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed on November 13, 2008).

3.2

Amended and Restated Bylaws of Veri-Tek International, Corp. (now known as Manitex International, Inc.), as amended (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on March 27, 2008; File No. 001-32401).

4.1	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on January 12, 2015).

4.2

Rights Agreement, dated as of October 17, 2008, between Manitex International, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on October 21, 2008).

5.1	Opinion of Bowen, Radabaugh & Milton, P.C. regarding the validity of the securities offered by this Registration Statement.

10.1

Registration Rights Agreement, dated as of January 7, 2015, by and among Manitex International, Inc., MI Convert Holdings LLC and Invemed Associates LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on January 12, 2015).

23.1	Consent of UHY LLP.

23.2	Consent of Bowen, Radabaugh & Milton, P.C. (included in Exhibit 5.1).

24.1	Powers of Attorney of directors and certain officers of the Registrant (included on signature page).